Exhibit 10.127.1: Certain confidential information in this Exhibit 10.127.1 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

AMENDMENT No. 1
TO THE EXCLUSIVE LICENSE AGREEMENT
DATED JUNE 20, 1997

BY AND BETWEEN

S.T. DUPONT S.A., a Swiss corporation, registered at Fribourg Commercial Registry, with its principal office located at rue de Lausanne 91, 1700 Fribourg, Switzerland, represented by Mr. Eric Sampré, CEO,

(hereinafter referred to as “STD”),

AND

Inter Parfums, a French corporation, registered under RCS n° B 350 219 382, with its principal office located at 4, Rond Point des Champs Elysées, 75008 Paris, France, represented by Mr. Philippe Benacin, CEO,

(hereinafter referred to as “Inter Parfums”),

In accordance with the provisions of Article 4.2 of the exclusive trademark License Agreement signed by the parties on June 20, 1997, Inter Parfums and STD agreed to conduct negotiations 36 months prior to the expiration date of the License Agreement, on June 30, 2008, in order to discuss its renewal.

Following a dispute involving the performance of the Agreement, and pursuant to a settlement agreement and this amendment, signed on the same day and deemed to constitute an indivisible whole, Inter Parfums and STD have agreed to renew the Agreement in advance and to amend certain terms and conditions thereof as follows:

1 - Term of the Agreement

Article 4 of the June 20, 1997 agreement is deleted as of January 1, 2006, and replaced as follows:

“4- Term of the Agreement
This Agreement is renewed as of January 1, 2006 for a term of 5.5 years (five and one-half years). It shall expire on June 30, 2011.”

2 - Definitions

2.1
The last paragraph of Article 1 of the June 20, 1997 agreement is deleted and replaced as follows:

“The term “Contractual Year” means the period from January 1 through December 31, of the same calendar year”.

2.2
The following is added as the last paragraph of Article 1 of the Agreement:

“Beginning January 1, 2006, the term “Agreement” shall mean the June 20, 1997 exclusive license agreement, as amended by Amendment No. 1 dated March 20, 2006”.

3 - Royalties
3.1
Upon signature hereof, Inter Parfums shall pay STD, an additional amount of [___________ ]1 for the extension of the Agreement, within the same conditions as provided for in Article 6.1 of the June 20, 1997 Agreement concerning the lump-sum of ___________]2 [___________]3 paid in 1997 by Inter Parfums upon signature of the agreement.

3.2
Article 6.2 of the Agreement is deleted and replaced as follows:

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:1.
2 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:2.
3 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:3.

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“6.2 As consideration for the rights that are granted thereto under this Agreement, Inter Parfums shall pay STD, effective January 1, 2006, license fees of [___________]4 of the Inter Parfums’ annual Product sales.

The base amount used will be the total net invoices of Inter Parfums (parent and subsidiaries) to its customers, including any invoicing based on orders submitted by STD, excluding POS products and promotional gifts (said products and gifts shall in no event exceed [___________ ]5 of total sales), excluding taxes on sales or income and shipping costs, and after deducting documented unsold returns. Payments shall be made in euros, after deducting any tax withholding at source.”

3.3
Article 6.3 of the Agreement is deleted and replaced as follows:

“6.3 Beginning January 1, 2006, Inter Parfums hereby agrees to pay STD the following minimum royalties, payable on a quarterly basis and no later than April 30, (first quarter of the contractual year), July 31, (second quarter of the contractual year), October 30 (third quarter of the contractual year) and the January 31 (fourth quarter of the contractual year):

PERIOD	ANNUAL MINIMUM ROYALTIES (in euros)
From January 1, 2006 to December 31, 2006	[
From January 1, 2007 to December 31, 2007
From January 1, 2008 to December 31, 2008	___________
From January 1, 2009 to December 31, 2009
from January 1, 2010 to December 31, 2010
from January 1, 2011 to 30 June 2011	][6]

4 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:4.
5 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:5.
6 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:6.

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The parties hereby confirm that the calculation of the royalties payable on October 30, 2005 and January 31, 2006 was based on the previous version of Article 6.3 of the Agreement.”

3.4
Article 6.6 of the Agreement is deleted and replaced as follows:

“6.6 Inter Parfums hereby agrees to provide annual financial statements, certified by its auditor, related to the royalties and any information necessary to determine the base amount for calculating the royalties due for the prior contractual year.
Said financial statements must be sent to STD prior to [___________]7 of each year following the related contractual year.

With respect to the last contractual year (January 1 through June 30, 2011), Inter Parfums hereby agrees to provide said semi-annual financial statements prior to [___________]8

4 - Marketing Plan

Article 7 of the Agreement is deleted and replaced as follows:

“No later than [___________]9 of each year, Inter Parfums shall submit a Marketing Plan for the following contractual year to STD for approval.

Said Plan shall include:

-	Inter Parfums proposals regarding product lines, prices, discounts, distribution policy and communication policy,

-	Inter Parfums’ wishes regarding new Product line trademarks, if any (in accordance with Article 12.2 below),

7 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:7.
8 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:8.
9 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:9.

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-	An updated sales estimate for the following contractual year,

-	the advertising budget for the following contractual year.

For contractual years 2010 and 2011 (first half), Inter Parfums shall submit to STD a Marketing Plan for 18 (eighteen) months covering the period from January 1, 2010 to 30 June 2011.”

5 - Advertising and Advertising Material

5.1
Article 10.2 of the Agreement is deleted and replaced as follows:

“Inter Parfums hereby agrees to spend at least [___________]10 of its Product sales for the current contractual year on Product advertising (as defined in Article 6.2 above). The parties hereby agree that Inter Parfums may choose to bear all of said advertising expenses or have them borne by its distributors, provided, however, that distributor participation does not exceed [___________]11 of the total budget. The advertising budget shall cover POS advertising (shop windows, visual displays, etc.), media advertising expenses (magazines, newspapers, etc.), the cost of samples and testers, and PR expenses.

For contractual year 2011 (first half), Inter Parfums and STD hereby agree that this advertising budget shall equal [___________]12 of Product sales (as defined in Article 6.2 above) for contractual year 2010.”

5.2
Articles 10. 3 and 10.4 of the agreement shall be deleted as of the renewal of the Agreement, on January 1, 2006.

5.3
Article 10.7 of the Agreement is deleted and replaced as follows:

10 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:10.
11 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:11.
12 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:12.

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“Inter Parfums hereby agrees to provide STD, on an annual basis, before [___________]13 of each year, with a complete report on advertising expenditures made during the prior contractual year, country by country, by region, and worldwide, separating various advertising expenses by, first, sales location (shop windows, visual displays, etc.), various media expenditures (magazines, newspapers, etc.), cost of samples and testers, and PR expenses, and, second, by indicating whether these expenses, broken down into the same categories as above, were incurred by Inter Parfums or its distributors (who must be named).

Inter Parfums shall retain at its premises for STD’s review press clippings and other documentation of the expenses thus incurred.

For the last contractual year (January 1 to June 30, 2011), Inter Parfums hereby agrees to provide said report for the six-month period before [___________]14..

If the advertising budget has not been entirely spent, STD shall have the right to claim from Inter Parfums either a current payment of the shortfall, plus [___________]15 or an irrevocable agreement by Inter Parfums, sent by certified mail, return receipt requested, to invest, during the following contractual year, in addition to the contractually agreed-upon expenditures, an amount equal to the shortfall, plus [___________]16.

STD reserves the right to have an audit of Inter Parfums performed to ensure that the advertising and promotional budgets are met. The cost of said audits shall be borne by Inter Parfums if it is shown that said advertising expenditures were more than [___________]17 less than the expenditures that should have been made for the corresponding Product sales volume under Article 10.2 above”.

13 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:13.
14 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:14.
15 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:15.
16 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:16.
17 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:17.

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6 - Termination

Article 13 is deleted and replaced as follows:

“13- Termination

13.1 Either party may, unilaterally and ipso jure, terminate the Agreement without notice in any of the following cases:

a) if any of the contractual obligations provided for in this Agreement is breached by either Party and said breach has not been cured within [___________]18 after notice to cure sent by the other party;

b) with no obligation to send such notice, if any of the material obligations of this Agreement, e.g., unauthorized use of Trademarks or a Product launched without STD’ consent, is breached for the second time by the same party;

c) if Inter Parfums’ annual Product sales as shown in the annual financial statements described in Article 6.6 above are less than [___________] 19 (however, the parties must implement the provisions of this Art. 13.1(c) within one year after the submission of said annual financial statements).

13.2 If any of the following breaches occur, STD may, inter alia, unilaterally and ipso jure, terminate the Agreement without notice, if Inter Parfums has not cured the breach within [___________]20 after STD has sent a notice to cure:

a)	without prejudice to the application of the provisions of Article 6.8, Inter Parfums has not paid all or part of any contractually due royalty;

18 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:18.
19 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:19.
20 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:20.

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b)	Inter Parfums fails to make a quarterly payment of the remainder, if any, of the contractual royalties exceeding the agreed-upon minima as defined in Article 6.4 of the Agreement;

c)
Inter Parfums breaches its advertising expenditure obligation as provided for in Article 10.2 of this Agreement and fails to make, within [___________][21] of the aforementioned notice to cure, the current payment of the shortfall, plus [___________][22], to STD, or, depending on STD’ choice in accordance with Art. 10.7, para. 4, does not irrevocably agree by certified letter, return receipt requested, to invest, during the following contractual year, in addition to the contractually agreed-upon expenditures, an amount equal to the shortfall, plus [___________][23]

d)
Inter Parfums fails a second time to meet its advertising expenditure obligation as defined in Article 10.2 of this Agreement or fails to fulfill the undertakings it agreed under Article 13.2(c) above;

e)	Inter Parfums breaches its contractual obligations to provide the information described in Articles 6, 7 and 10 of this Agreement.

13.3 The termination notice and notices to cure must be sent by certified letter, return receipt requested.

13.4 Termination of the Agreement after any of the above-listed events occurs shall not in any event release the parties from the obligations set forth in this Agreement subsequent to termination.

The termination of this Agreement by either party, for any whatsoever of the reasons listed above, shall not grant the other party any compensation rights.

However, if Inter Parfums breaches its contractual obligations as provided for in Article 13.2 above causing the termination of the Agreement, Inter Parfums must pay STD [___________)]24 as a penalty, to the exclusion of any other penalty.

21 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:21.
22 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:22.
23 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:23.

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13.5 On the date of the expiration or termination of this Agreement, Inter Parfums shall immediately cease to use the Trademarks and shall remove any reference to said Trademarks from its marketing documents, invoices, letterhead, advertising material, etc. Inter Parfums shall also cease referring to STD, the Trademarks, and it prior relationship with STD and/or S.T. Dupont Paris in its capacity as commercial partner or licensee, and shall be solely responsible to its sub-licensees.

13.6 For [___________]25 after the expiration or termination of this Agreement, Inter Parfums may market Products that have already been manufactured, are being manufactured or being distributed as of the termination date of this Agreement.

Within [___________]26 after the date of the expiration or termination of this Agreement, Inter Parfums must send to STD an inventory of Products remaining to be sold. Said inventory may not represent more than [___________’]27 . Product sales. Said volume shall be calculated using the average production for the [___________]28 preceding termination of the Agreement.
Products that were already manufactured, being manufactured or being distributed as of the expiration or termination date of this Agreement must be sold in accordance with the contractual terms and conditions of sale through the previously used commercial networks or similar networks that will not damage the reputation of the Trademarks.
Upon expiration of the aforementioned [___________]29, STD may, at its sole discretion, elect to purchase the unsold Products from Inter Parfums at their current price. If it does not do so, Inter Parfums must destroy said unsold Products at its own expense in the presence of a representative of STD or a duly authorized court officer (“huissier”) at Inter Parfums’ expense.
No later than [___________]30 after the expiration or termination of the Agreement, Inter Parfums shall prepare a report of the sales made during the six months following the termination of the Agreement and shall pay STD the corresponding contractual royalties.”

24 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:24.
25 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:25.
26 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:26.
27 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:27.
28 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:28.
29 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:29.
30 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.127.1:30.

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7 - The following provision is added to Article 16.9 of the Agreement:

“Amendment No. 1, dated of March 20, 2006 and the June 20, 1997 exclusive License Agreement set forth the complete agreement of the parties regarding the subject matter thereof and supersede all prior amendments, written or verbal agreements regarding the subject matter thereof.”

8 - All other provisions of the June 20, 1997 agreement shall remain unchanged.

Executed in Paris/Fribourg,

in three originals,

on March 20, 2006

S.T. Dupont S.A.,	Inter Parfums,
Mr. Eric Sampré CEO	Philippe Bénacin CEO

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